Exhibit 23.2

               Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated January 22, 2002, relating to the financial statements and financial statement schedules, which appears in Progress Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 6, 2002